UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934

July 23, 2004

(Date of report (Date of earliest event reported))

THE SPORTS AUTHORITY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31746	84-1242802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 West Hampden Avenue, Englewood, Colorado		80110
(Address of Principal Executive Offices)		(Zip Code)

(303) 200-5050

(Registrant’s Telephone Number, Including Area Code)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

99.1  News Release issued by The Sports Authority, Inc. on July 22, 2004.

Item 9.  Regulation FD Disclosure

The information in this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be incorporated by reference into any filing of The Sports Authority, Inc. (formerly known as Gart Sports Company) under the Securities Act of 1933 except as shall be expressly set forth by specific reference in such filing.

On July 22, 2004, The Sports Authority, Inc. issued a news release revising its earnings guidance for the second quarter ending July 31, 2004.  The news release is attached hereto as Exhibit 99.1.

To supplement our forecasted diluted earnings per share presented on a basis in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have disclosed  non-GAAP measures of forecasted diluted earnings per share adjusted to exclude merger integration costs, to enhance an overall understanding of our anticipated financial performance.  These adjustments to our GAAP forecast are made with the intent of providing a more complete understanding of the anticipated underlying operational results. The presentation of this  information is not meant to be considered in isolation or as a substitute for forecasted diluted earnings per share prepared in accordance with GAAP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPORTS AUTHORITY, INC.

By:	/s/ Nesa E. Hassanein
	Name:	Nesa E. Hassanein
	Title:	Executive Vice President and General Counsel

Date: July 23, 2004